Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3 No. 333-235303) of Cannae Holdings, Inc.

2.Registration Statement (Form S-8 No. 333-221694) pertaining to the 2017 Omnibus Incentive Plan of Cannae Holdings, Inc.

3.Registration Statement (Form S-8 No. 333-281402) of Cannae Holdings, Inc.

of our report dated February 27, 2025, with respect to the consolidated financial statements of Alight, Inc., included in the Annual Report (Form 10-K) of Alight, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Chicago, Illinois
February 27, 2025